UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 5, 2014


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia                001-01361          22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
            Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
            Act (17 CFR 240.13e-4(c))



Item 5.07 Submission of Matters to a Vote of Security Holders.


At the Annual Meeting of Shareholders of Tootsie Roll Industries, Inc. (the "Company") held on May 5, 2014, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company's definitive proxy statement for the annual Meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.












Proposal 1 - Election of Directors

	The five nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are elected and duly qualified. The tabulation of votes was:

Nominee		        	 Votes For      Votes Withheld      Broker Non-Vote
Melvin J. Gordon                243,339,443    	   5,682,817            4,549,135
Ellen R. Gordon	                242,879,696        6,142,564	        4,549,135
Lana Jane Lewis-Brent           241,638,945        7,383,315            4,549,135
Barre A. Seibert                242,051,072        6,971,188            4,549,135
Richard P. Bergeman             242,087,703        6,934,557            4,549,135

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

	The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending
December 31, 2014 was ratified by a vote of 249,720,037 for the motion and 3,780,603 against the motion.


Proposal 3 - Approval of Executive Compensation

	A non-binding, advisory resolution approving executive compensation of the named officers of the Company was approved by a vote of 235,859,298 for the motion and 10,215,478 against the motion.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TOOTSIE ROLL INDUSTRIES, INC.

May 5, 2014                     By:  /s/ G. Howard Ember
                              Name:  G. Howard Ember
                             Title:  V.P. Finance and Chief
                                     Financial Officer

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